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                       CONSULTING AND NONCOMPETITION AGREEMENT

    This is a Consulting and Noncompetition Agreement (this "Agreement") dated December 31, 1996, among Florida Gaming Centers, Inc., a Delaware Corporation (the "Company") and Richard P. Donovan (the "Consultant").

                                       RECITALS

    A. The Company is purchasing the assets of WJA Realty Limited Partnership, a Massachusetts limited partnership ("Seller") pursuant to an Assets Purchase Agreement dated as of November 20, 1996 (the "Purchase Agreement"), between Florida Gaming Corporation ("FGC"), the Company and Seller. All capitalized terms used, but not defined herein shall have the meanings assigned to them in the Purchase Agreement.

    B. Following the Company's purchase of the Assets, the Company wishes to benefit from the Consultant's experience and knowledge by utilizing him as a consultant to the Company, and the Company further wishes to prevent Consultant from competing with the Company subject to the terms and conditions set forth herein.

                                 TERMS AND CONDITIONS

    1. CONSULTING SERVICES. In consideration of the Company's purchase of the Assets from Seller and the payment by the Company to the Consultant of $20,000.00 per month for each of the sixty months following the date hereof, the Consultant agrees for a period of five years from the date hereof to provide such consulting services as may reasonably be requested by officers or directors of the Company, including, without limitation, (i) advising the Company regarding the operations of the business; (ii) advising the Company regarding its marketing and promotional plans and activities; (iii) participating in the preparation of competitive analyses; (iv) advising the Company regarding political matters (v) assisting with Corporate expansion and business development programs. Notwithstanding the foregoing, the Consultant shall be obligated to assist and advise the Company sixty hours per month (but no more) to the extent he is requested to do so by officers or directors of the Company.

    2. INSURANCE. The Company will pay the premiums for Consultant's life insurance policy with John Alden Insurance Company for the term of this Agreement. The premium obligation of the Company for the Consultant's life insurance policy will not exceed $14,000 per annum. During the term of this Agreement, the Company shall provide the Consultant with coverage under the group health insurance plan in effect from time to time for the Company's employees (the "Plan") on the same terms and conditions that the Company generally provides such insurance to its employees from time to time; provided, that the Company shall have no obligation to provide the Consultant with health insurance except to the extent that the Plan permits the Company to do so under the Plan.

    3. STOCK OPTION. Concurrent with the purchase of the Assets, and the execution of this Agreement, the Company will cause FGC to grant Consultant an option to purchase 50,000 shares of the common stock of FGC pursuant to an option agreement between the Company and the

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Consultant in the form of Attachment A hereto.  The exercise price shall be the market price at the close of business on the Closing Date. The option shall be exerciseable at any time within five years of the Closing.


    4. COVENANTS OF THE CONSULTANT. In further consideration for the Company's purchase of the Assets and the payments to be made to the Consultant hereunder, the Consultant covenants and agrees as follows:

         (a) COVENANT NOT TO COMPETE. During the term of this Agreement, except for the services to be rendered by the Consultant under this Agreement, the Consultant shall not, directly or indirectly, either individually or as an employee, agent, partner, shareholder, investor, director, consultant or in any other capacity (i) participate or engage in, or assist others in participating or engaging in, a parimutuel or gaming business within 75 miles of any of the jai-alai frontons located in Miami, Ft. Pierce, Tampa, and Ocala, Florida; or
(ii) solicit, or assist others in soliciting, any employees of Company from leaving their employ (including the current and former employees of Seller).

         (b) CONFIDENTIALITY. The Consultant shall not communicate, disclose or use for the benefit of himself or any other person, firm, partnership, corporation or other entity (a "Person") in any way, or anywhere, any customer or supplier lists, business secrets or methods, business policies, manuals of instruction, reports, research, records, catalogs, samples, advertising, brochures, or other forms, or any other confidential or proprietary information or trade secrets of any type or description whatsoever belonging to the Company, including, without limitation, those formerly belonging to Seller which are being purchased by the Company pursuant to the Purchase Agreement ("Confidential Information"). The Consultant acknowledges that to the best of his knowledge, after due investigation, he has delivered to the Company all documents, memoranda, notes, and other writings whatsoever (and all copies thereof) prepared by the Consultant or otherwise, which contain or relate to Confidential Information (the "Confidential Documents") which were in his possession or control whether prepared by the Consultant or otherwise. Should the Consultant discover that he does have possession or control of any Confidential Documents, he shall immediately deliver them to the Company.

         (c) REASONABLENESS OF COVENANTS. It is expressly understood and agreed that although the Company and the Consultant consider the covenants contained in this paragraph 4 to be reasonable for the purpose of preserving the Company's proprietary rights and ongoing business value including, without limitation, such rights and value transferred to the Company pursuant to the Purchase Agreement, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in this paragraph 4 is an unenforceable restriction against the Consultant, the provisions of such restriction shall not be rendered void but shall be deemed reduced as to a duration or scope or otherwise amended to such extent as such court may judicially determine or indicate to be reasonable. Alternatively, if the court referred to above finds that any restriction contained in this paragraph 4 is unenforceable, and such restriction cannot be amended so as to make it unenforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.


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    5.   REMEDIES.   The Consultant acknowledges that the Company has
consummated the transactions contemplated in the Purchase Agreement in reliance upon Consultant's fulfillment of the obligations imposed by this Agreement. The Consultant agrees that the Company may not be adequately compensated by money damages for a breach by the Consultant of any of the covenants contained herein, and the Consultant agrees that the Company shall be entitled, in addition to all other remedies, to injunctive relief and specific performance of this Agreement. The parties further agree that, if the Company reasonably determines that the Consultant has breached any of his covenants contained herein, in addition to all other remedies, the Company shall have the right to set off the amount of any damages which it sustains as a result of such breach against any amounts the Company owes to the Consultant, including, without limitation, any payments owed to Seller pursuant to the Purchase Agreement.

    6. REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Consultant for all reasonable travel, entertainment, and similar expenses that the Company directs the Consultant to incur in connection with the provision of consulting services under this Agreement. The Company shall not reimburse any expense that is not specifically approved by the Company before it is incurred. Any reimbursements under this paragraph shall be made upon the Consultant's presentation to the Company, from time to time, of an account of such expenses in such form and in such detail as the Company may reasonably request.

    7. HOLD HARMLESS FROM AGREEMENT WITH SELLER. The Consultant has been an employee of the Seller for a number of years. The Consultant represents and warrants to the Company that (i) he has not received compensation from the Seller in the last six months in excess of the Consultant's base salary plus benefits listed in the schedules to the Purchase Agreement, (ii) he has not received in the last six months any bonus, (iii) he is not entitled to any bonus from Seller with respect to all or any part of calendar year 1996 or any period thereafter, (iv) he is not entitled to any severance payment from Seller or any similar benefit, and (v) the Seller owes nothing to the Consultant other than the Consultant's base pay for the days completed in the current pay period. The Consultant shall indemnify and hold the Company harmless against any losses it incurs as a result of any inaccuracy in any of the foregoing representations and warranties. The Company may setoff the amount of any such losses against amounts that would otherwise be payable to the Consultant under this Agreement.

    8.   MISCELLANEOUS.

         (a) ASSIGNABILITY. The services to be rendered by the Consultant under this Agreement are unique and personal, and the Consultant may not assign any of his rights or delegate any of his duties under this Agreement. The rights or obligations of the Company under this Agreement shall benefit and bind the successors and assigns of the Company.

         (b) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida.

         (c) ENTIRE AGREEMENT. This Agreement and the accompanying Option Agreement constitute the entire agreement of the parties and supersedes all prior understandings


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with respect to the subject matter hereof.  No change in or modification of this
Agreement shall be enforceable, unless in writing and signed by the party against whom enforcement is sought.

         (d) INDEPENDENT CONTRACTOR. The parties acknowledge and agree that the Consultant shall perform his consulting services hereunder as an independent contractor and not as an employee of the Company. The Consultant shall not have, receive or be entitled to receive under this Agreement any of the rights, privileges, or benefits of employees of the Company.

         (e) SEVERABILITY. If any provision of this Agreement or the application thereof shall be adjudged by any court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of all other applications of such provision, and of all other provisions and applications hereof, shall not in any way be affected or impaired unless such provision is of the essence of this Agreement.

         (f) NO WAIVERS. No failure or delay on the part of any party exercising any power or right under this Agreement shall operate as a waiver thereof, and no single or partial exercise of any such right or power shall preclude any other or further exercise thereof, or the exercise of any other right or power under this Agreement.

         (g) HEADINGS. The headings used in this Agreement have been included solely for ease of reference and shall not be deemed a part of this Agreement in construing or interpreting the provisions hereof.

         (h) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original. It shall not be necessary in making proof of this Agreement or the terms hereof to produce or account for more than one such counterpart.

    IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth above.


Florida Gaming Centers, Inc.           Consultant

                                       Name:
By                                          ------------------------------
  ---------------------------------            Richard P. Donovan

Title:                                 Signature:
     -----------------------------               -------------------------

Date:                                  Date:
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